Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310.954.1105

John.Mills@icrinc.com

eDiets.com® Announces Q4 2008 Results

FORT LAUDERDALE, FL, March 16, 2009 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced results for the fourth quarter and twelve months ended December 31, 2008.

Revenues for the fourth quarter of 2008 were $4.0 million, compared to $6.9 million in the prior year period. Net loss was $(8.4) million, or $(0.33) per diluted share, for the fourth quarter of 2008 compared to $(4.2) million, or $(0.17) per diluted share, for the fourth quarter of 2007. Results for the fourth quarter of 2008 include a non-cash, impairment charge of $5.2 million related to the goodwill of the Company’s business-to-consumer segment, while results for the fourth quarter of 2007 include a non-cash goodwill impairment charge of $2.3 million related to the Company’s European segment. The non-cash impairment charge does not affect the Company’s cash balances, liquidity or operating cash flows.

Adjusted EBITDA*, defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, severance charges, bad debt expense and impairment of goodwill and intangible assets, for the quarter ended December 31, 2008 was $(1.2) million compared to ($0.4) million in the prior year period.

For the twelve months ended December 31, 2008, the Company recorded revenues of $23.9 million, compared to $29.7 million for the same period last year. Net loss was $(19.8) million, or $(0.79) per share in fiscal 2008, compared to $(9.4) million, or $(0.38) per share, in fiscal 2007. Results for 2008 include a non-cash goodwill impairment charge of $5.2 million, while results for 2007 include a non-cash goodwill impairment charge of $2.3 million. Adjusted EBITDA for the twelve months ended December 31, 2008 totaled $(7.5) million, compared to $(2.3) million in the comparable year period.

Fourth Quarter and Recent Operating Highlights:

•	Improved margins on meal delivery program to 24% (excluding revenue share and promotional costs) from breakeven in Q3

•	Identified $1.5 million of additional annual cost savings initiatives to be implemented in Q1 2009

•	Ended 2008 with 7 channel partner programs and 23 corporate services license programs, up from a total of 20 at the end of 2007

•	Signed third strategic marketing alliance for meal delivery program

•	Appointed Kevin McGrath as President and Chief Executive Officer of eDiets.com in December 2008

“While we continue to make progress on the principal elements of our transformation strategy, pressures from the broader economy prevented many of the improvements from being realized in our financial performance,” said Kevin McGrath, President and Chief Executive Officer of eDiets.com. “During the fourth quarter, we focused on driving operational efficiencies and controlling expenses across our core digital, meal delivery and B2B businesses. We are very encouraged by the initial results of our margin initiatives, which resulted in margin expansion from zero to 24% since the third quarter. Going forward, we plan to focus more aggressively on promotional activity and innovative marketing in order to stimulate meal delivery sales and help consumers overcome price concerns while maintaining our margin improvements. While much work remains, we believe that we are on-track to positioning eDiets.com to return to positive cash flow.”

Conference Call

The company will host a conference call to discuss the fourth quarter and year end 2008 results at 8:30 a.m. Eastern Time on Tuesday, March 17, 2009. Participants may access the call by dialing 800.510.9834 (domestic) or 617.614.3669 (international), passcode 40569062. In addition, the call will be webcast via the Investor Relations section of the company’s web site at http://www.eDiets.com, where it will also be archived. A telephone replay will be available through Tuesday, March 31, 2009. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 64476403.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets currently features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

*	Use of Non-GAAP Financial Measures

In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net loss	$(8,396)	$(4,212)	$(19,848)	$(9,408)

Interest income, net	(10)	(108)	2	(256)

Interest expense on secured notes	626	382	2,008	508

Amortization of secured notes	402	187	1,238	249

Income tax provision	(12)	(28)	6	171

Depreciation	624	260	1,751	1,020

Amortization of intangibles	176	305	882	1,213

Impairment of goodwill & intangibles	5,191	2,296	5,191	2,296

Stock-based compensation	(76)	537	969	1,705

Loss on disposition of fixed assets	5	—	5	176

Bad debt expense	140	(41)	222	(31)

Severance charges	83	14	122	88

Adjusted EBITDA	$(1,247)	$(406)	$(7,452)	$(2,270)

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, that we will not be able to obtain sufficient and/or acceptable outside financing (when and if required);, changes in general economic and business conditions; changes in product acceptance by consumers; a decline in the effectiveness of sales and marketing efforts; loss of market share and pressure on prices resulting from competition; significant investments in our technology platform, marketing plans, and product development to remain competitive with other online providers of healthy living and weight loss plans, many of which may be found to offer superior and more varied features than our plans and may also be offered for free; volatility in the advertising markets; any delay, disruption, or suspension of our supply of prepared meals from our vendor; changes in consumer preferences and discretionary spending; product liability and other risks from the sale of ingested products; regulatory actions affecting our marketing activities; and the outcome of litigation pending against us. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to our Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. We do not undertake any obligation to publicly update any forward-looking statements.

— Financial Tables Follow —

eDiets.com, Inc.

Summary of Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31
	2008	2007	2008	2007
Revenues:
Digital plans	$1,531	$3,858	$9,345	$19,482
Meal delivery	1,165	1,567	9,405	3,994
Other	1,271	1,475	5,185	6,253

Total revenues	3,967	6,900	23,935	29,729

Cost and expenses:
Cost of revenue
Digital plans	772	665	2,610	3,112
Meal delivery	828	1,432	9,358	3,665
Other	140	39	457	445

Total cost of revenue	1,740	2,136	12,425	7,222
Technology and development	1,241	949	4,297	3,723
Sales, marketing and support	1,979	3,242	11,664	17,029
General and administrative	1,030	1,751	6,070	6,984
Amortization of intangibles	176	305	882	1,213
Impairment of goodwill and intangibles	5,191	2,296	5,191	2,296

Total cost and expenses	11,357	10,679	40,529	38,467

Loss from operations	(7,390)	(3,779)	(16,594)	(8,738)
Interest income	14	115	109	282
Interest expense	(1,032)	(574)	(3,357)	(781)
Income tax provision	12	26	(6)	(171)

Net loss	$(8,396)	$(4,212)	$(19,848)	$(9,408)

Loss per common share:
Basic and diluted	$(0.33)	$(0.17)	$(0.79)	$(0.38)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	25,154	24,942	25,115	24,811

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
STATEMENT OF CASH FLOW DATA:
Net cash provided by (used in):
Operations	$(1,879)	$(1,927)	$(8,202)	$(4,774)
Investing	337	(1,150)	(1,148)	(4,062)
Financing	2,475	95	4,652	10,009

	December 31, 2008	December 31, 2007
BALANCE SHEET DATA:
Cash and cash equivalents	$2,523	$7,132
Total assets	15,671	27,691
Deferred Revenue	3,336	3,664
Long-term debt (excluding capital leases)	11,808	6,247
Stockholders’ equity	(2,781)	12,862

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